UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2009

ECLIPSYS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24539	65-0632092
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Three Ravinia Drive Atlanta, Georgia	30346
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 847-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02: Results of Operations and Financial Condition.

On January 21, 2009, Eclipsys Corporation (“Eclipsys”) announced its preliminary financial results for the fourth quarter and year ended December 31, 2008. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2009, Robert J. Colletti resigned from his position as Senior Vice President, Chief Financial Officer and Treasurer of Eclipsys.

David Morgan, who joined Eclipsys in August 2008 as its Vice President of Finance and Assistant Treasurer, has been named interim Chief Financial Officer, Chief Accounting Officer and Treasurer, effective January 15, 2009. Mr. Morgan, age 42, has over 20 years of experience in accounting, finance, and operations management.  He joined Eclipsys from Worldspan LLP, a computerized travel reservation system company, where he served as Vice President and Controller since 2005.  From 2002 to 2005, he was Controller and interim Chief Financial Officer of MAPICS, Inc., a provider of enterprise software for midsized manufacturers and divisions of large corporations.   Mr. Morgan began his career with Arthur Andersen LLP.

In connection with Mr. Morgan’s appointment as interim Chief Financial Officer, he received an incentive cash award of $50,000 payable after 120 days of service.

Item 9.01: Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1 Press Release dated January 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPSYS CORPORATION

Date:	January 21, 2009	By:	/s/ David Morgan
David Morgan
Interim Chief Financial Officer